UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 23, 2025

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 73-391-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Exchange Agreement

On March 24, 2025, Viewbix Inc. (the “Company”) entered into a securities exchange agreement (the “Agreement”) with Metagramm Software Ltd., an Israeli company (“Metagramm”), and all of the shareholders of Metagramm (the “Metagramm Shareholders”), pursuant to which the Company issued to the Metagramm Shareholders an aggregate of 19.99% of its issued and outstanding capital stock on a pro rata and post-closing basis, equal to 1,323,000 shares of the Company’s common stock, in exchange for 100% of Metagramm’s issued and outstanding share capital on a fully diluted and post-closing basis, equal to 718,520 Metagramm ordinary shares (the “Acquisition”). The Acquisition was completed on March 24, 2025 (the “Closing”) and resulted in Metagramm becoming a wholly owned subsidiary of the Company. In connection with a request for a tax ruling with the Israeli Tax Authority, the shares of the Company’s common stock issued at the closing shall be held in escrow for 30 days from the closing for the benefit of the Metagramm Shareholders.

The Company also agreed to pay the Metagramm Shareholders cash earn-out payments of up to an aggregate sum of $2.0 million on a pro rata basis upon the achievement of certain financing and revenue milestones during the three year period following the closing date of the transactions contemplated by the Agreement. In connection with the Agreement, the Company and Metagramm terminated the securities exchange agreement that the Company and Metagramm previously entered into on July 31, 2024.

The Agreement contained customary representations, warranties and agreements by each of the Company, Metagramm and Metagramm Shareholders. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing descriptions of the terms of the Agreement are qualified in their entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Securities Convertible or Exercisable into Equity Securities.

The information regarding the issuance of securities set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of common stock described in this Item 3.02 of this Current Report on Form 8-K have been or will be issued in reliance upon the exemption from the registration requirements in Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1*	Securities Exchange Agreement, by and between Viewbix Inc., Metagramm Software Ltd. and the shareholders of Metagramm Software Ltd., dated March 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: March 24, 2025